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                                                            Exhibit (10)(ff)(ii)

                                  MODIFICATION
                              VIDEOTAPE DUPLICATION


MODIFICATION AGREEMENT (the "Modification Agreement") entered into as of September 12, 1997 between ALLIED DIGITAL TECHNOLOGIES CORPORATION with offices at 140 Fell Court, Hauppauge, New York 11788 ("ALLIED"), and ANCHOR BAY ENTERTAINMENT [CORP.] with offices at 500 Kirts Boulevard, Troy, Michigan 48084, ("ANCHOR BAY") as set forth in this Agreement.

         WHEREAS, the parties hereto entered into an agreement as of July 21, 1995 relating to the use of Allied's videotape duplication services (such agreement, together with all Exhibits and Addendum thereto as amended to date, being collectively referred to as the "Original Agreement"); and

         WHEREAS, the parties desire to modify certain provisions of the Original Agreement and settle certain differences and disputes arising out of or relating to the Original Agreement or the performance or non-performance thereof.

         NOW THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter contained, the parties hereto hereby agree as follows:

I. Effective as of the commencement of the initial term of the Original Agreement and for the remainder of such term and any and all renewals thereof, unless otherwise hereafter agreed to by the parties, ANCHOR BAY shall have no obligation to order any specific minimum number of units to be manufactured by ALLIED during any year of the Original

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Agreement; provided, however, the foregoing provision of this Section I shall not amend or modify the provisions of paragraphs a)1 and a)2 of Section 11 of the Original Agreement.

II. Each of the parties hereto waives and releases any and all claims for damages, loss of profits, contractual or other penalties, rescission, specific performance or any other remedy or relief it may have against the other party, arising out of or relating to any claim of late delivery or failure to deliver units, any claim of failure to order any minimum number of units and other breaches or alleged breaches of the Original Agreement by such other party occurring prior to the date of this Modification Agreement and which breach or alleged breach has heretofore been asserted in writing, in general or specific terms, by the party having such claim or by its servants, agents, employees or attorneys.

III. To the extent that the number of units shipped in any calendar month beginning October 1, 1997 at the instructions of ANCHOR BAY shall exceed one hundred twenty (120%) percent of the number of units duplicated by ALLIED during such month pursuant to the instructions of ANCHOR BAY, ALLIED will be entitled to charge ANCHOR BAY Ten ($0.10) Cents per unit only on such excess number of units over such one hundred twenty (120%) percent. The amount due with respect to such excess units, if any, during a calendar month, shall be invoiced by ALLIED during the following calendar month on the same payment terms as set forth in Section2 of the Original Agreement.

IV.   Effective July 15, 1995, the following provisions of paragraph d)i of
Section 11 of the Original Agreement are hereby deleted and shall be of no force and effect from and after such date (without, however, modifying ALLIED'S liability for any material breach of the


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Original Agreement by reason of its non-performance subsequent to the date of this Modification Agreement):

         "Penalties will apply if the performance standards are not met as follows:

         a) Up to five duplication orders (title/units) per month can exceed the five-day window. On the sixth and subsequent orders, a penalty of $.50/unit will apply for all units outside of the five-day window.

            Minimum order quantity is 100 units or one pancake. Orders less than 100 units or one pancake will carry a $.50 per unit surcharge.

         b) Up to 10 fulfillment order/month may exceed the 48 hours service window. On the 11th and subsequent orders in any month exceeding 48 hours, then a penalty of $.50/unit will apply.

         c) Up to 10 return authorizations may be outside of the 10-day service window in any month. On the 11th and subsequent return orders in any month exceeding the 10-day service window, then a penalty of $.25/unit will apply. In years two through five, the service window will be five days.

            The penalty provisions as outlined above do not supersede the provisions of the Force Majeure (11f)."

V. ALLIED agrees to execute and deliver to ANCHOR BAY simultaneously with the execution and delivery of this Modification Agreement an Option Agreement in the form of Exhibit (1) attached hereto and made a part hereof. Upon delivery of such Option Agreement to ANCHOR BAY, the option granted to ANCHOR BAY pursuant to Section


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2 of Addendum #3 of the Original Agreement, as heretofore amended, shall be and be deemed to be surrendered and cancelled and of no further force and effect. ANCHOR BAY represents that it has not heretofore sold, assigned, transferred, mortgaged, pledged or otherwise disposed or encumbered such option or any part thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be executed as of the date first above written.

ALLIED DIGITAL TECHNOLOGIES                      ANCHOR BAY ENTERTAINMENT, INC.
CORPORATION


By: /s/                                          By: /s/
    ----------------------                           -----------------------
    [name, title & address]                          [name, title & address]



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